                                                                    EXHIBIT 10.1


                  CENTER FOR THE MEDICAL ARTS AT CORAL SPRINGS



                                    STANDARD
                                 LEASE AGREEMENT


                          Dated as of November 28, 1989


          Between: ANTONELLI AND BOINIS ASSOCIATES LIMITED PARTNERSHIP,
                                   as Landlord


                                       AND


                    UNIVERSITY RADIOTHERAPY ASSOCIATES, LTD.,
                                    As Tenant



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                  CENTER FOR THE MEDICAL ARTS AT CORAL SPRINGS

                                    STANDARD
                                 LEASE AGREEMENT


THIS LEASE, made as of the 28th day of November, 1989, by ANTONELLI AND BOINIS ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership (herein called "Landlord"), and UNIVERSITY RADIOTHERAPY ASSOCIATES, LTD., a Florida limited partnership (herein called "Tenant").


                           SUMMARY OF LEASE PROVISIONS


The following constitutes a summary of certain of the provisions of this Lease, and is set forth solely to facilitate reference by the parties to such Lease provisions. In the event of any conflict between the terms set forth in this summary and the terms set forth in any Section of this Lease, the latter shall be deemed to control.

(a) Landlord's Address: 8100 Royal Palm Blvd., Suite 110, Coral Springs, Florida 33065.

(b) Tenant's Address: Suite 318, New Town Corporate Center, 4491 South State Road 7, Ft. Lauderdale, Florida 33314.

(c)  Tenant's Trade Name: N/A

(d) Lease Guarantee: $250,000 Guarantee of Lease Obligations; full guarantee of construction loan; each in form of pledged investor notes or letter of credit or similar collateral acceptable to Landlord.

(e)  Rental Commencement Date: date CO is issued.

(f) Lease Term: ten (10) years after the Rental Commencement Date, with two 10 year renewal options.

(g)  Premises: Suite No. 101, located within Building No. 2101.

(h)  Leasable Area of the Premises: Approximately 4,000-5,000 square feet.

(i) Fixed Minimum Annual Rent (excluding sales tax payable thereon) shall be calculated by multiplying the actual leasable square footage of the Leased Premises by the following rates:

     Lease Year 1  $11.50/SF            Lease Year  6  $19.00/SF

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     Lease Year 2  $13.50/SF            Lease Year  7  $20.00/SF
     Lease Year 3  $15.50/SF            Lease Year  8  $21.00/SF
     Lease Year 4  $17.00/SF            Lease Year  9  $22.50/SF
     Lease Year 5  $17.00/SF            Lease Year 10  $23.00/SF

     First Renewal term - increased annually by the greater of 4% or CPI, subject to 7% maximum annual increase.

     Second Renewal term - increased annually by CPI.

     together with all applicable sales taxes thereon.

(j)  Security Deposit: $-0-

(k)  Leasing Brokerage: CMA Marketing, Inc.

(l)  Permitted Use of Premises: Cancer treatment center.

(m) Proportionate Share: Tenant's Proportionate Share of Center Common Area Assessments shall be calculated by dividing the actual leasable square footage of the Leased Premises by 106,975 square feet, and of Building Assessments shall be calculated by dividing the actual leasable square footage of the Leased Premises by the total leasable square footage of the Building.

(n) Tenant Improvement Allowance: Landlord will improve Leased Premises as per agreed upon plans and specifications, provided that Tenant shall be responsible for all costs and expenses in excess of $50.00 per square foot; provided, however, that Landlord shall make the Loan described herein.

(o) Landlord Loan: In the event and to the extent that the costs of Tenant's leasehold improvements exceed the $50/SF allowance, Landlord agrees that, so long as Tenant pays 40% of such excess in cash as and when due, Landlord will lend the remaining 60% to Tenant at 10.5% interest (the "Loan"). The Loan shall be repaid in 60 equal, consecutive monthly installments, commencing on the Rental Commencement Date, shall be represented by Tenant's note, and shall be secured by a pledge of personal recourse investor notes or a letter of credit or other collateral acceptable to Landlord, in any event equal to the amount of the Loan from time to time outstanding.

                              W I T N E S S E T H:

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                                    ARTICLE I
                                PREMISES AND TERM

Section 1.01  Leased Premises.

         (a) In consideration of the rents, covenants and agreements hereafter reserved and contained on the part of Tenant to be observed and performed, the Landlord demises and leases to the Tenant, and Tenant rents from Landlord, those certain premises now existing or hereafter to be erected in Coral Springs, Broward County, Florida, and being designated as Suite 101 of Building No. 2101 (herein called the "Building") located within the Center For The Medical Arts At Coral Springs (herein called the "Center"), which premises consist of approximately 4,000-5,000 square feet (herein called the "Leased Premises"). The site plan for the Center is attached hereto as Exhibit "A" and made a part hereof. The Building is located upon that real property (herein called the "Property") legally described in Exhibit "B" attached hereto and made a part hereof. The approximate square footage area stated above shall be revised and certified by the architect based upon the final plans approved by Landlord and Tenant, and such revised figure shall be used in the calculation of rent and other sums as appropriate under this Lease. No deduction or exclusion from leasable square footage shall be made in computing any rents by reason of columns, stairs or other interior construction, obstruction or equipment, and all dimensions shall be measured from the center line of interior walls and/or from the exterior face of exterior walls. The square footage of the Leased Premises as so calculated by the architect, as well as any other areas within the Center or the Building, may hereinafter be called "square footage," "actual square footage," leasable square footage," "total leasable square footage," "actual leasable square footage" or any similar term, all of which shall have the same meaning and be calculated in the aforesaid manner.

         (b) Landlord reserves the right to make such amendments, changes and revisions to the site plan (including any buildings shown thereon) as Landlord, in its sole discretion, may deem proper.

         (c) The use and occupation by Tenant of the Leased Premises shall include the nonexclusive use, in common with others entitled thereto, of the Building Common Areas and the Center Common Areas, as herein defined, subject to the provisions concerning such areas as specified in this Lease.

Section 1.02  Length of Term.

         The term of this Lease shall be for ten (10) years following the Rental Commencement Date as provided hereinafter. Tenant shall have the option to renew this Lease for an additional term of ten (10) years and, if exercised, an additional option to renew this Lease for another term of ten (10) years, each


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such option exercisable by Tenant giving Landlord written notice of its intent to renew at least nine (9) months prior to expiration of the then current term; provided, however, that Tenant shall not then be in default nor previously have been in default hereunder.

Section 1.03  Commencement of Rent and Term.

         The term of this Lease ("Term Commencement Date") shall commence on the date hereof. The commencement of Tenant's obligation to pay rent ("Rental Commencement Date") shall occur on the earlier of the following dates: (a) the date that a certificate of occupancy has been issued for the Leased Premises and Landlord's Work (as defined below) is completed (excluding purchase items), but specifically excluding the installation of any medical or related equipment of Tenant, which shall be Tenant's sole responsibility, or (b) the date upon which Tenant commences the operation of its business within the Leased Premises. Under no circumstances, however, may Tenant enter into possession of the Leased Premises prior to receipt by Tenant from Landlord of the notice that the Leased Premises are ready for occupancy or otherwise upon the express written consent of Landlord and subject to any terms of such consent, except as permitted by
Section 1.04(d) below. If the Rental Commencement Date occurs on a day other than the first day of a month, the Tenant shall pay rent for the fractional month between the Rental Commencement Date and the first day of the following month, on a per diem basis (calculated on the basis of a thirty day month), payable on the Rental Commencement Date. Any rent payment hereunder for any other fractional month shall likewise be calculated and paid on such per diem basis.

Section 1.04  Construction of Improvements; Time of Performance.

         (a) Landlord agrees that, promptly after its receipt of plans and specifications from Tenant's architect for Tenant's leasehold improvements, Landlord will (i) notify Tenant in writing of any objections to such plans and specifications, and (ii) taking such objections into account, submit to Tenant a written guaranteed maximum price bid for the general construction contract with a fixed date of completion for all work covered thereby, together with a critical path therefor. Tenant shall have the right to solicit bids from third party general contractors and accept same if it so desires, subject to Landlord's reasonable approval as to the creditworthiness and reputation of the contractor selected. In the event that Tenant obtains a more favorable bid from a third party contractor, Landlord agrees to use its best efforts to meet such bid if desired by Tenant; provided, however, that if Landlord is unable to do so and Landlord and Tenant cannot agree upon a satisfactory compromise, and Tenant still desire to have Landlord perform the work, Landlord agrees that it will meet the completion date for the improvements determined to be reasonable, without the need



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for payment of overtime charges, by an independent third party contractor or architect mutually selected by Landlord and Tenant; provided that such completion date shall in no event be later than that set forth in Landlord's original bid. Landlord shall not, however, be required to change the amount of its bid from that originally submitted.

         (b) Anything in this Lease to the contrary notwithstanding, the Landlord shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease if such failure to perform shall be due to any cause beyond the control of the Landlord, including without limitation acts of God, governmental delays or moratoriums, strikes, unavailability of materials or shipment delays or delays by Tenant's architects. Any delay resuLting from any cause beyond Landlord's reasonable control shall correspondingly extend the time of performance by Landlord. Tenant agrees that it will, promptly after execution hereof, provide its architect all necessary information to prepare the final plans and use its best efforts to expedite delivery of its proposed plans to Landlord for its review and approval. Further, Tenant shall make its equipment selections and other decisions (including those regarding interior finish and color) on a timely basis so as not to hinder the progress of the leasehold improvements.

         (c) In the event that Tenant selects a third party to perform the leasehold improvements constituting Landlord's Work (as defined below), Landlord shall, within ten (10) business days after notification of such selection, deposit the Allowance (as defined below) in an escrow account with an escrow agent mutually agreeable to Landlord and Tenant. Disbursements shall be made from the escrow fund in accordance with draw requests jointly signed by Landlord and Tenant and accompanied by appropriate partial releases. Draws shall be made no more frequently than monthly, shall be made on the basis of work in place and materials properly stored on site (except specially ordered items), and shall be subject to 10% retainage.

         (d) Tenant, its employees and agents shall have access to the Leased Premises prior to the Rental Commencement Date for purposes of siting and installing equipment and training personnel, subject to reasonable limitations imposed by Landlord and/or the contractor to assure job safety and compliance with OSHA and other governmental requirements.


                                   ARTICLE II
                                      RENT

Section 2.01  Rent.

         (a) The annual rent during the term of this Lease shall be payable by the Tenant, on a triple net basis in equal monthly



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installments, together with all sales, use or other taxes thereon, on the first day of each month, in advance, at Landlord's address set forth in the preamble hereof, or at such other place designated by Landlord, without any prior demand therefor and without any deduction, holdback or setoff whatsoever (except that, with respect to punchlist items relating to Landlord's Work and/or Landlord's repair obligations hereunder, if Landlord fails to perform such work within 30 business days after written notification, Tenant may perform such work directly and offset the cost thereof against base rental hereunder), and shall be calculated by multiplying the actual leasable square footage of the Leased Premises by the following rental rates:

         PERIOD                                      RATE
         ------                                      ----
         Lease Year 1                                   $11.50/SF
         Lease Year 2                                   $13.50/SF
         Lease Year 3                                   $15.50/SF
         Lease Year 4                                   $17.00/SF
         Lease Year 5                                   $17.00/SF
         Lease Year 6                                   $19.00/SF
         Lease Year 7                                   $20.00/SF
         Lease Year 8                                   $21.00/SF
         Lease Year 9                                   $22.50/SF
         Lease Year 10                                  $23.00/SF

         (b) For Lease Years during the renewal term(s), Tenant shall pay rent, on a triple net basis, in accordance with the following: for each Lease Year of the renewal term(s), the base rent shall be the base rent in effect for the preceding Lease Year, increased by the CPI Factor (as defined below). For the Lease Years during the first renewal term, the base rental rate shall be increased by an amount (the "CPI Factor") equal to the greater of (x) 4%, or (y) the percentage equal to a fraction, the numerator of which is the Index (as defined below) for the month immediately preceding the new Lease Year and the denominator of which is the Index for the month immediately preceding the first month of the preceding Lease Year, subject to a maximum increase from any one Lease Year to the next of 7%. For the Lease Years during the second renewal term, there shall be no minimum or maximum CPI Factor. The term "Index" shall mean the Consumer Price Index, All Items and Major Group Figures for All Urban Consumers (CPI-U 1967 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor (the "Bureau"). If the compilation and/or publication of the Index shall be transferred to any other department, bureau or agency of the United States Government, or if the Bureau shall adopt a successor Index, the Index published by such successor, department, bureau or agency shall be adopted and used as a standard for computing adjustments in accordance with the foregoing. In the event no Index is published for the dates in question, (i) during the first renewal term, the base rent shall be increased by an amount equal to five and one-half percent



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(5.5%) of the base rent payable with respect to the preceding Lease Year, and
(ii) during the second renewal term, the base rent shall be revised to equal the then fair market rental as mutually agreed upon by the parties or, if they cannot agree, as determined by an independent third party mutually agreed upon by them. If such a third party cannot be agreed upon, each party shall select an independent third party knowledgeable in commercial real estate leasing, and the two so selected shall select a third, who alone shall determine the fair market rental value (or formula to derive same) for the renewal term.

         The term "Lease Year" as used herein shall mean consecutive twelve month periods commencing on the Rent Commencement Date.

Section 2.02  Late Charge.

         Any payment of rent or additional rent not received within ten (10) business days after its stated due date shall bear a late charge of five percent (5%) of the amount due. After the declaration of an Event of Default by Landlord, all sums remaining unpaid shall bear interest at the default rate of eighteen percent (18%) per annum until paid in full.

Section 2.03 Tenant to Bear Proportionate Share of Assessments Center Common Areas.

         (a) Tenant shall pay to Landlord, in addition to all other rent specified herein, and as additional rent, its Proportionate Share of assessments made for expenses incurred in operating and maintaining the Center Common Areas, which assessments shall be hereinafter referred to as the "Center Common Area Assessments". Tenant's Proportionate Share of Center Common Area Assessments for all purposes under this Lease shall be calculated by dividing Tenant's square footage by 106,975 square feet, provided that such latter figure may be increased or decreased as necessary to reflect the actual total square footage of all buildings constructed in the Center at final build-out.

         (b) For the purpose of this Section, the "Center Common Area Assessments" means the total cost and expense incurred in owning, operating and maintaining the Center Common Areas. The items and charges comprising Center Common Area Assessments shall include, without limitation, costs and expenses for the following: gardening an landscaping, public liability and property damage insurance, real property taxes, special improvement assessments, and any and all other taxes, fees, or impositions by any governmental agency or authority against the Center Common Areas, repairs, line painting, paving and resurfacing, lighting, electricity, sewer and water allocable to the Center Common Areas, sign maintenance, sanitary control, removal of trash, rubbish, garbage and other refuse from the Center Common Areas (but not from the Leased Premises), depreciation on and reasonable reserves for machinery and equipment used in such



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maintenance, janitorial services for the Center Common Areas, service and maintenance agreements for the Center Common Areas, and any reasonable management fee for maintenance and operation of the Center. The management company may be affiliated with Landlord, but in no event shall its fees exceed those prevailing in the local market.

         (c) Landlord shall estimate on an annual basis Tenant's Proportionate Share of the Center Common Area Assessments and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with each monthly payment of rent. After the end of each calendar year Landlord shall furnish Tenant a statement of the actual Center Common Area Assessments, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, within 30 days after the date of delivery of the statement reflecting such adjustment, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's annual share for such period. Tenant covenants and agrees that Tenant shall remain liable for and shall pay its Proportionate Share of Center Common Area Assessments in the amounts and times as set forth herein, notwithstanding any termination of this Lease by reason of any default of Tenant, subject to mitigation in the event that the Leased Premises are relet.

Section 2.04  Tenant to Bear Proportionate Share of Building Assessments.

         (a) Tenant shall pay to Landlord, as further additional rent, Tenant's Proportionate Share of all Building Assessments, as hereinafter defined. For the purpose of this Section, the Building Assessments shall mean the total cost and expense incurred in operating and maintaining the Building Common Areas, excluding any maintenance thereof within the Center Common Area Assessments. The items and charges comprising the Building Assessments shall include public liability and property damage insurance, real property taxes, special improvement assessments, and any and all other taxes, fees or impositions by any governmental agency or authority imposed against the Building repairs, lighting, electricity, sewer and water allocable to the Building Common Areas, removal of trash, rubbish, garbage and other refuse from the Building Common Areas (but not from the Leased Premises), janitorial services for the Building Common Areas, service and maintenance agreements for the Building Common Areas, and the cost of security equipment and personnel, if such equipment and personnel are employed. Tenant's Proportionate Share of Building Assessments shall be calculated by dividing Tenant's square footage by the total square footage of the Building.

         (b) Landlord shall estimate on an annual basis Tenant's Proportionate Share of the Building Assessments and Tenant shall pay one-twelfth (1/12) thereof monthly and in advance, together



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with each monthly payment of rent. After the end of each calendar year Landlord shall furnish Tenant a statement of the actual Building Assessments, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, within 30 days after the date of delivery of the statement reflecting such adjustment, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's annual share for such period. Tenant covenants and agrees that Tenant shall remain liable for and shall pay its Proportionate Share of Building Assessments in the amounts and times set forth herein, notwithstanding any termination of this Lease by any reason of any default of Tenant, subject to mitigation in the event the Leased Premises are relet.

Section 2.05  Sales Taxes, Personal Property Taxes.

         Tenant shall pay before delinquency all personal property taxes and assessments on the furniture, fixtures, equipment, and other property of Tenant located in the Leased Premises and on additions and improvements in the Leased Premises belonging to Tenant. Tenant shall also pay, as additional rent, all sales taxes or impositions in lieu thereof assessed by governmental authority against the annul rent, percentage rent (if applicable), and additional rent, even though the taxing statute or ordinance may purport to impose such sales tax against the Landlord. The payment of all sales tax (whether on base rent, additional rent or otherwise) shall be made by Tenant on a monthly basis, concurrently with payment of installments of annual rent and shall not be subject to any other limitation herein.

Section 2.06  Additional Rent.

         Any and all sums of money or charges required to be paid by Tenant under this Lease other than annual rent shall be considered "additional rent" whether or not the same be so designated and Landlord shall have all rights to enforce due and timely payment by Tenant of additional rent as are available to Landlord with regard to annual rent.


                                   ARTICLE III
                                  COMMON AREAS

Section 3.01      Use of Building Common Areas and Center Common Areas.

         The use and occupation by Tenant of the Leased Premises shall include the nonexclusive use, in common with others entitled thereto, of the elevators, stairways, halls, waiting areas and other areas for the nonexclusive use of tenants, and agents, employees, customers, patients and invitees of Tenants, within the Building (hereinafter collectively "Building Common



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Areas") as such Building Common Areas now exist or as may hereafter be constructed for the benefit of or as a part of the Building, and other facilities as may be designated from time-to-time by Landlord, subject, however, to the terms and conditions of this Lease and the rules and regulations for the use thereof as prescribed from time to time by the Landlord. Additionally, the use by Tenant of the Leased Premises shall include the nonexclusive use as aforesaid, of all areas within the exterior boundaries of the Center which are not building sites or are not now or hereafter held for lease or occupation by Landlord, its successors or assigns, or used by other persons entitled to exclusive occupation thereof, including the following as they may from time to time exist: all automobile parking areas, driveways and entrances and exits thereto employee parking areas, loading docks, pedestrian sidewalks and ramps, landscaped areas, retaining walls, exterior stairways, open and enclosed courts, lakes and ponds, and other areas and improvements for the general use, in common, by Tenants within the Center (herein collectively called "Center Common Areas") as such Center Common Areas now exist or as may hereafter be constructed for the benefit of or as a part of the Center, and other facilities as may be designed from time to time by the Landlord, subject however to the terms and conditions of this Lease and to the rules and regulations for the use thereof as prescribed from time to time by Landlord.

Section 3.02  Control of Center Common Areas.

         Tenant acknowledges that the Center Common Areas shall at all times be subject to the exclusive control and management of Landlord. The Landlord shall have the right to do and perform such acts in and to the Center Common Areas and improvements thereon as, in the use of good business judgment, it shall determine to be advisable with a view to the improvement of the convenience and use thereof by authorized users of the Center Common Areas. The Landlord shall have the full right and authority to employ all personnel and to make all reasonable rules and regulations as it may deem proper, pertaining to the proper operation and maintenance of the Center Common Area.

         The Tenant agrees to cooperate with the Landlord and to permit it to accomplish any such maintenance, repairs, alterations, additions or construction. The purpose of the site plan attached hereto as Exhibit "A" is to show only the approximate location and extent of the Center Common Areas.

Section 3.03  Control of Building Common Areas by Landlord.

         All Building Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the full right and authority to employ all personnel and to make all reasonable rules and regulations as Landlord may deem proper, pertaining to the proper operation and maintenance of the Building Common Areas.

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                                   ARTICLE IV
                         CONSTRUCTION OF LEASED PREMISES

Section 4.01 Landlord's Work.

         Landlord agrees that it will supply, at its sole expense, all work and materials necessary to deliver the Leased Premises to Tenant in accordance with plans and specifications prepared by Tenant's architect, which plans and specifications shall be mutually agreed upon by Landlord and Tenant, as more particularly described and set forth on Exhibit "C," annexed hereto and made a part hereof ("Landlord's Work"), provided that (i) Tenant shall supply all plans and specifications at its sole expense, (ii) Tenant shall be responsible for all costs of Landlord's Work in excess of $50.00 per actual leasable square foot (the "Allowance"), and (iii) no medical or related equipment or special fixtures or any personal or mixed real and personal property of any kind, or installation of any of the foregoing, shall be deemed or construed to be included in Landlord's Work, and Tenant shall be solely responsible therefor. Landlord's contributions toward leasehold improvements required hereby shall be strictly limited to hard costs of leasehold improvements. Notwithstanding the foregoing, Tenant may elect to have Landlord's Work performed by a third party contractor pursuant to Section 1.04 above.

Section 4.02  (a) Tenant's Work.

         Tenant agrees to perform all work other than Landlord's Work at its own cost and expense, as particularly described in Exhibit "D" annexed hereto ("Tenant's Work"), which is necessary to make the Leased Premises conform with Tenant's plans as approved by Landlord.

         (b)  Mechanics' Liens.

         Nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanics' Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with The Mechanics' Lien Law of the State of Florida as set forth in Florida Statutes, Chapter 713. In the event that a mechanics' claim of lien is filed against the Property in connection with any work performed by or on behalf of the Tenant (other than Landlord's Work), the Tenant shall satisfy such claim, or shall transfer same to security, within ten business (10) days from the date of filing. In the event that the Tenant fails to satisfy or transfer such claim within said ten business (10) day period, the Landlord may do so and thereafter charge the Tenant, as additional rent, all costs incurred by the Landlord in connection with the satisfaction or



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

transfer of such claim, including attorneys' fees. Further, the Tenant agrees to indemnify, defend and save the Landlord harmless from and against any damage or loss incurred by the Landlord as a result of any such mechanics' claim of lien. This Section shall survive the termination of this Lease.

Section 4.03  Landlord Loan for Tenant Improvements.

         In the event and to the extent that the costs of Landlord's Work exceed the Allowance, Landlord agrees that, simultaneously with Tenant's infusion of 40% of such excess into the hard cost of improvements to the Leaned Premises from its own funds, Landlord shall make a loan to Tenant in an amount equal to 60% of the amount by which the costs of Landlord's Work exceed the Allowance (the "Loan"), the proceeds of which shall be available solely and only for the purpose of paying the hard costs of leasehold improvements. No portion of the Loan proceeds shall be used for medical equipment, furniture or other personal property or working capital. The Loan shall be repaid in sixty (60) equal monthly installments, with interest at 10.5% per annum, commencing on the Rental Commencement Date, subject to automatic acceleration and maturity in the event of termination of this Lease or any default hereunder. Payments on the Loan shall not be deemed to constitute additional rent for any purpose hereunder. Tenant agrees to execute and deliver a promissory note substantially in the form of Exhibit "C-1" hereto to evidence its obligations with respect to the Loan. The Loan shall be disbursed in construction draws, each to be made simultaneously with Tenant's payment of its 40% share of each corresponding draw request. Interest on the Loan shall accrue only on the amount outstanding from time to time.


                                    ARTICLE V
                          CONDUCT OF BUSINESS BY TENANT

Section 5.01  Use of Premises.

         Tenant shall occupy the Leased Premises without delay upon commencement of the term of this Lease, and covenants to continuously conduct the after-stated business therein. Tenant shall use the Leased Premises solely and for the exclusive purpose of conducting the business of a cancer treatment center. Tenant shall not use, permit or suffer the use of the Leased Premises for any other business or purpose. Tenant shall not sell, display or advertise any merchandise or service not specifically permitted by this Section. Tenant further agrees to conduct its business in the Leased Premises under the name of University Radiotherapy Associates, Ltd. or under any other name or trade name except such as may include the word "Radiation".

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Section 5.02  Exclusivity.

         Landlord shall not lease or approve a sublet of any other premises in Center the primary purpose of which is to be used for an outpatient radiation therapy center.

         Nothing in this Section, however, shall prevent tenant physicians in the Center from operating a physician office specializing in cancer treatment, including the use of such in- office ancillary equipment as such physician may desire.


                                   ARTICLE VI
                                SECURITY DEPOSIT

                            [Intentionally deleted.]


                                   ARTICLE VII
                              SIGNS AND ALTERATIONS

Section 7.01  Installation by Tenant.

         Tenant shall not make or cause to be made any alterations, or install or cause to be installed any exterior signs, exterior lighting, shades or awnings or make any changes to the Leased Premises (collectively, "Alterations," provided that such term shall not include any items of personal property) without first obtaining Landlord's written approval and consent, which will not be withheld unreasonably. Tenant shall present to the Landlord plans and specifications for work at the time approval is sought.

Section 7.02  Responsibility Regarding Alterations.

         All Alterations made by the Tenant, or made by the Landlord on the Tenant's behalf by agreement under this Lease, shall remain the property of the Tenant for the term of this Lease, or any extension or renewal hereof. The Tenant shall at all times maintain fire insurance with extended coverage in the name of the Landlord and the Tenant, in an amount adequate to cover the cost of replacement of all Alterations in the event of fire or extended coverage loss. Tenant shall deliver to the Landlord copies of such fire insurance policies which shall contain a clause requiring the insurer to give the Landlord ten (10) days notice of cancellation of such policies. Alterations of Tenant shall not be removed from the Leased Premises during the term of this Lease without the prior consent in writing from the Landlord. Upon expiration of this Lease, the Tenant shall remove all Alterations other than that rose constituting Landlord's Work or previously approved in writing by Landlord, and restore the Leased Premises, as provided hereinafter. If the Tenant fails to remove such Alterations and restore the Leased Premises, then upon the expiration of this Lease, or any renewal thereof, and upon the Tenant's removal from the Leased Premises, all such Alterations shall become the property of the Landlord and in such event, should Landlord so elect, Landlord may restore the Leased Premises to its original condition, for which cost the Tenant shall be responsible and shall pay promptly to Landlord upon demand. If any of the building materials constituting any part of the Leased Premises shall be determined to be toxic or radioactive, or otherwise require disposal in accordance with any environmental codes, Tenant shall bear all costs of disposal of such materials (but Landlord shall continue to bear all costs of removal other than disposal). The provisions of this Section shall survive the termination or expiration of this Lease.

Section 7.03  Signs, Awnings and Canopies.

         (a) Tenant will not place or permit to be placed or maintained on any exterior door, wall or window of the Leased Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door, nor will any illuminated sign be placed in the window display area of the Leased Premises without first obtaining Landlord's written approval and consent, which may be arbitrarily withheld.


                                  ARTICLE VIII
                   REPAIRS AND MAINTENANCE OF LEASED PREMISES

Section 8.01 Responsibility of Landlord.

         (a) Landlord agrees to repair and maintain in good order and condition, ordinary wear and tear excepted, the roof, roof drains, outside walls, foundation is and structural portions (both interior and exterior) of the Leased Premises. There is explacement of broken plate or window glass (except in case of accepted from the preceding covenant, however: (i) repair or redamage by fire or other casualty covered by Landlord's fire and extended coverage insurance policy); (ii) repair of damage caused by Tenant, its employees, agents, contractors, customers, licensees or invitees; and (iii) interior repainting and redecoration. Landlord shall have no obligation to repair until a reasonable time after the receipt by Landlord of written notice of the need for repairs. Tenant waives the provision of any law, or any right Tenant may have under common law, permitting Tenant to make repair at Landlord's expense, except in the case of emergency or imminent threat of harm to person or property or in the event Landlord fails to make required repairs within 30 business days after written notice from Tenant of the need therefor. Such repair and maintenance obligations of Landlord shall be included in and constitute a portion of Building Assessments defined herein.

         (b) Except as hereinabove provided in Subsection (a), Landlord shall not be obligated or required to make any other repairs, and all other portions of the Leased Premises shall be kept in good repair and condition by Tenant, and at the end of the term of this Lease, Tenant shall deliver the Leased Premises to Lessor in good repair and condition, reasonable wear arising from Tenant's permitted use of the Leased Premises as specified herein excepted.

         (c) Landlord will furnish a portable fire extinguisher for the Leased Premises, to be used solely for the Leased Premises. Tenant agrees that the extinguisher shall not be removed from the Leased Premises, and shall be available to the fire inspector at all times as required by local fire ordinances and kept in a location readily accessible to persons within the Leased Premises.

         (d) Landlord will furnish and install new air conditioning unit(s) for the Leased Premises as its sole expense if the present unit(s) wear out or otherwise require replacement, provided that Tenant can demonstrate that it has complied with its maintenance obligations as set forth in Section 8.02 below.

Section 8.02  Responsibilities of Tenant.

         (a) Without limiting the generality of the foregoing Subsection, Tenant agrees to repair and maintain in good and operational order and condition the non-structural interior portions of the Leased Premises, including the doors, windows, plate and window glass, floor coverings, plumbing, heating, air conditioning, electrical and sewerage system, facilities and appliances. Tenant, at its sole cost, shall maintain the air conditioning unit(s) and duct(s) for the Leased Premises in good and operational condition and repair throughout the term of this Lease. As a part of its air conditioning maintenance obligation, Tenant shall enter into an annual contract with an air conditioning repair firm, fully licensed to repair air conditioning units in the State of Florida, which firm shall regularly service and inspect the air conditioning unit(s), perform emergency and extraordinary repairs on the air conditioning unit(s) and keep a detailed record of all air conditioning unit services performed on the Leased Premises and prepare a yearly service report to be furnished to the Tenant at the end of each calendar year. Tenant shall furnish to Landlord, at the end of each calendar year, a copy of said yearly service report. Not later than thirty
(30) days prior to the Rental Commencement Date of this Lease and annually thereafter, Tenant shall furnish to Landlord a copy of the air conditioning maintenance contract described above. Tenant shall also furnish proof that the premium for the maintenance contract has been paid within 30 days after its payment thereof. Nothing stated hereinabove shall limit Tenant's obligation to maintain the air condition unit(s) in good condition and repair throughout the term of this Lease. In the event that a heating or air conditioning unit shall service space in addition to the Leased Premises, Tenant shall be obligated to pay only its proportionate share of all maintenance and repair costs of such unit and the required maintenance contract thereon. Tenant further agrees that Landlord may, at its sole option, enter into a master maintenance agreement for the entire Building or for the entire Center, and if Landlord so elects, the costs of such agreement shall be included in the Center Common Area Assessments or Building Assessments, as appropriate.

         (b) After the completion of Landlord's Work and installation of the equipment prior to the Rental Commencement Date, Tenant will not install any equipment which exceeds the capacity of the utility lines leading into the Leased Premises or the Building.

         (c) Tenant, its employees, or agents, shall not mark, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone, plaster or drywall or ironwork, other than to hang pictures, diplomas, mirrors or other lightweight items, without Landlord's written consent.

         (d) Tenant shall comply with the requirement of all laws, orders, ordinances and regulations of all governmental authorities and will not permit any waste of the Leased Premises or the Building Common Areas or Center Common Areas to be committed and will take good care of and keep in a neat, clean and sanitary condition, the Leased Premises at all times.

         (e) If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may occur to Tenant's merchandise, fixtures, or other property, or to Tenant's business by reason thereof, and upon completion thereof. Tenant shall pay as additional rent Landlord's cost for making such repairs (including reasonable overhead), upon presentation of a bill therefor. Said bill shall include interest at fifteen (15%) percent on said cost from the date of completion of repairs by Landlord. In the event that Landlord shall undertake any maintenance or repair in the course of which it shall be determined that such maintenance or repair work was made necessary by the negligence or willful act of Tenant or any of its employees or agents or that the maintenance or repair is, under the terms of this Lease, the responsibility of Tenant, Tenant shall pay Landlord's costs therefor plus overhead and interest as above provided in this Section.

         (f) Tenant shall give Landlord prompt written notice of any accident, fire or damage occurring on or to the Leased Premises, and of any lawsuits filed against Tenant with regard to same.

         (g) Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by fire, rain, wind or other cause beyond Landlord's control, other than damages resulting from Landlord's failure to timely meet its repair obligations under Section 8.01(a) above.

         (h) All property belonging to Tenant or any occupant of the Leased Premises or the Building shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

         (i) At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereof to the Tenant under this Lease, reasonable wear arising from Tenant's permitted use of the Leased Premises as specified herein excepted, and shall surrender all keys for the Leased Premises to Landlord.


                                   ARTICLE IX
                             INSURANCE AND INDEMNITY

Section 9.01  Liability Insurance.

         Tenant shall, during the entire term hereof, keep in full force and effect bodily injury and public liability insurance in an amount not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000)/ONE MILLION DOLLARS ($1,000,000) per injury and accident, respectively; property damage insurance in an amount not less than ONE HUNDRED THOUSAND DOLLARS ($100,000); and worker's compensation insurance in the maximum amount permitted under Florida law. Landlord may require such insurance coverage to be increased after the first five years of the term of this Lease, provided that such increase shall not cause the required limits of coverage to exceed those then commonly prevailing in the marketplace for similar situations. The policy(s) shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty business (30) days prior written notice. The insurance shall be in an insurance company licensed by the State of Florida and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the commencement of the term of this Lease. In no event shall the limits of said insurance policies be considered as limiting the liability of Tenant under this Lease. In the event that Tenant shall fail to obtain or maintain in full force and effect any insurance coverage required to be obtained by Tenant under this Lease, Landlord may procure came from such insurance carriers as Landlord may deem proper, irrespective that a lesser premium for such insurance coverage may have been obtained from another insurance carrier, and Tenant shall pay as additional rent, upon demand of Landlord, any and all premiums, costs, charges and expenses incurred or expended by Landlord in obtaining such insurance. Notwithstanding the foregoing sentence, in the event Landlord shall procure insurance coverage required of Tenant hereunder, Landlord shall in no manner be liable to Tenant for any insufficiency or failure of coverage with regard to such insurance or any loss to Tenant occasioned thereby, and additionally, the procurement of such insurance by Landlord shall not relieve Tenant of its obligations under this Lease to maintain insurance coverage in the types and amounts herein specified, and Tenant shall nevertheless hold Landlord harmless from any loss or damage incurred or suffered by Landlord from Tenant's failure to maintain such insurance.

Section 9.02  Plate Glass Insurance.

         The replacement of any plate glass damaged or broken from any cause whatsoever in and about the Leased Premises shall be Tenant's responsibility. Tenant shall, during the entire term hereof, keep in full force and effect a policy of plate glass amounts satisfactory to Landlord. The policy shall name insurance covering all the plate glass of the Leased Premises, Landlord as additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty business (30) days prior written notice. A copy of the policy together with the declarations page therefore shall be delivered to Landlord prior to the commencement of the term of this Lease.

Section 9.03  Increase in Fire Insurance Premium.

         Tenant agrees that it will not keep, use or sell in or upon the Leased Premises any article, machinery or equipment which may be prohibited by the standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on the Leased Premises or the building of which it is a part, resulting from the type of merchandise, machinery or equipment sold or kept by Tenant in the Leased Premises or resulting from Tenant's use of the Leased Premises, whether or not Landlord has consented to the same.

Section 9.04  Indemnification.

         Tenant shall indemnify, defend and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. Landlord shall indemnify, defend and save Tenant harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property arising from or out of any occurrence in, upon or at the Leased Premises or in the Center occasioned in whole or in part by any negligent act or omission by Landlord, its agents, contractors, employees, servants or concessionaires. In case the indemnified party shall be made a party to any litigation commenced by or against the indemnifying party, then such other party shall protect and hold the indemnified party harmless and pay all costs and attorney's fees incurred by the indemnified party in connection with such litigation, and any appeals thereof. The indemnifying party shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by the indemnified party in enforcing the covenants and agreements in this Lease.


                                    ARTICLE X
                                    UTILITIES

Section 10.01

         Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity or any other utility used or consumed in the Leased Premises. In the event that such utilities charges, or any portion thereof, shall be separately metered for the Leased Premises, Tenant shall pay such meter charges directly to the utility company supplying such service. In the event, however, that such utilities charges, or any portion thereof, shall not be separately metered for the Leased Premises, Tenant shall pay to Landlord its pro rata share of such nonmetered charges, which pro rata share shall be equal to Tenant's Proportionate Share of Building Assessments. If any such charges are not paid when due, Landlord may, at its option, pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent. In no event, however, shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises.


                                   ARTICLE XI
                          SUBORDINATION AND ATTORNMENT

Section 11.01 Subordination.

         Tenant hereby subordinates its rights hereunder to the lien of any ground or underlying leases, any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Property, the Center, and Building of which the Leased Premises is a part, and to all advances made or hereafter to be made upon the security thereof. This Section shall be self-operative and no further instrument of subordination shall be required by any mortgagee, but Tenant agrees upon request of Landlord, from time to time, to promptly execute and deliver any and all documents evidencing such subordination, and failure to do so shall constitute a default under this Lease.

Section 11.02  Attornment.

         In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Leased Premises or in the event a deed is given in lieu of foreclosure of any such mortgage, Tenant shall attorn to the purchaser, or grantee in lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Landlord under this Lease, provided that no such attornment shall act or be construed as a waiver of any default by Landlord or its successors, and any such successors shall take subject to Tenant's claims hereunder.


                                   ARTICLE XII
                            ASSIGNMENT AND SUBLETTING

Section 12.01  Consent Required.

         Tenant may not assign this Lease in whole or in part, nor sublet all or any portion of the Leased Premises, without the prior written consent of Landlord in each instance. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. It is understood that Landlord may refuse to grant consent to any assignment or subletting by Tenant with or without cause and without stating in its refusal to grant such consent the reasons for which it refuses to grant such consent and may not, under any circumstances, be required or compelled to grant such consent, except that Landlord agrees not to withhold its consent to any assignment where the assignee's use of the Leased Premises will not change and such assignee's business reputation and credit strength are, in Landlord's reasonable opinion, at least as good as those of Tenant. No assignment, underletting, occupancy or collection shall be deemed acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary and a prohibition against any encumbrance of all and any part of Tenant's leasehold interest. Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof or any rents or other sums to be paid hereunder. Tenant acknowledges and agrees that any and all right and interest of the Landlord in and to the Leased Premises, the Building and the Property, and all right and interest of the Landlord in this Lease, may be conveyed, assigned or encumbered at the sole discretion of the Landlord at any time.

Section 12.02  Significant Change of Ownership.

         Tenant represents that the ownership and power to bind it belongs to and is vested in the corporate general partners executing this Lease, and that the ownership and power to vote a majority of each such general partner's capital stock is vested in the officer or officer executing this Lease or members of his or their immediate family. If there shall occur any change in the ownership of, and/or power to vote, the majority of the outstanding capital stock of either general partner of Tenant, whether such change of ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, without the prior written consent of Landlord (which will not be withheld unreasonably), then Landlord shall have the option to terminate this Lease upon thirty (30) days' notice to Tenant. Notwithstanding the restrictions on transfer or assignment contained in this Article XII, nothing in this Lease shall restrict the sale, assignment or other transfer of substantially all of the assets of Tenant, including this Lease, to either of the General Partners.


                                  ARTICLE XIII
                         WASTE, GOVERNMENTAL REGULATIONS

Section 13.01  Waste or Nuisance.

         Tenant shall not commit or suffer to be committed any waste upon the Leased Premises, Building Common Areas or Center Common Areas, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Center, or which may adversely affect Landlord's fee interest in the Leased Premises or in the Building.

Section 13.02  Governmental Regulations.

         Tenant shall, at Tenant's sole cost and expense, comply with all regulations of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to Tenant or its use of the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force. Tenant shalt indemnify, defend and save Landlord harmless from penalties, fines, costs, expenses suits, claims, or damages resulting from Tenant's failure to perform its obligations in this Section.


                                   ARTICLE XIV

Section 14.01  Rules and Regulations.

         Landlord reserves the right from time to time to make reasonable rules and regulations, governing loading of supplies, trash collection, pest control, parking, noise, electrical overloads and similar issues of general concern to all tenants in the event that the need therefor should ever arise. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.


                                   ARTICLE XV
                         DESTRUCTION OF LEASED PREMISES

Section 15.01  Total or Partial Destruction.

         If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault of Tenant, but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired, and the rent and other charges payable by Tenant hereunder shall not be abated. If by reason of such occurrence, the Leased Premises shall be rendered untenantable only in part, Landlord shall, subject to the approval of any mortgagee of Landlord, at its own expense cause the damage, except to Tenant's equipment and trade' fixtures, to be repaired, and the annual rent meanwhile shall be abated proportionately as to the portion of the Leased Premises rendered untenantable. For purposes of this Article XIV, the Leased Premises shall be considered rendered untenantable in part if and to the extent Tenant is unable to continue its business therein in the same manner as conducted immediately prior to such damage or destruction. If the Leased Premises shall be rendered wholly untenantable by reason of such occurrence, the Landlord shall, subject to the approval of any mortgagee of Landlord, at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired, and the annual rent meanwhile shall be abated in whole except that Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days after said occurrence, to elect not to reconstruct the destroyed Leased Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. Nothing in this Section shall be construed to permit any abatement in whole or in part in additional rent nor annual rent if such damage is caused by an act or omission of Tenant.

Section 15.02  Destruction of Building.

         In the event that fifty (50% percent or more of the rentable area of the Building hall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Leased Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty
(30) days after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the sixtieth day after such notice is given, and Tenant shall vacate the Leased Premises and surrender the same to Landlord.

Section 15.03  Damage Near End of Term.

         If the Leased Premises are destroyed or damaged during the last eighteen (18) months of the term of this Lease and the estimated cost of repair exceeds fifty percent (50%) of the annual rent then remaining to be paid by Tenant for the balance of the term, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within sixty (60) days after the date of occurrence of such damage; provided, however, that if Tenant notifies Landlord in writing of its irrevocable exercise of its option to renew this Lease in accordance with the next renewal option (if any) under Section
1.02 hereof, within 15 days after Landlord's notice to Tenant, Landlord's option and election to cancel and terminate this Lease shall be rendered null and void, the term shall be extended, and repairs shall be made hereunder. If Landlord shall not so elect to terminate this Lease, the repair of such damage shall be governed by this Article.

Section 15.04  Reconstruction of Improvements.

         In the event of any reconstruction of the Leased Premises under this Article, said reconstruction shall be in substantial conformity with the provisions of Exhibit "C" hereof to the extent of the work as therein set forth as "Landlord's Work". Tenant, at its sole cost and expense, shall be responsible for the repair and restoration of all items set forth as "Tenant's Work" in Exhibit "D" and the replacement of its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment, and merchandise hereof promptly upon delivery to it of possession of the Leased Premises and shall diligently prosecute such installation to completion.

Section 15.05  Termination.

         Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Leased Premises to the Landlord except for items which have theretofore accrued and are then unpaid.


                                   ARTICLE XVI
                                 EMINENT DOMAIN


Section 16.01  Total Condemnation.

         If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use of purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding and all rentals and other charges shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

Section 16.02  Partial Condemnation.

         If a part of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and such partial taking or condemnation shall render the Leased Premises unsuitable for Tenant to continue its business in substantially the same manner as prior to the partial taking, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises unsuitable for Tenant to continue its business in substantially the same manner as prior to the partial taking, then Landlord shall promptly restore the Leased Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect except that the annual rent and additional rent shall be reduced in proportion to the portion of the Leased Premises lost in the taking.

Section 16.03  Damage Awards.

         In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award, except for that portion of the award reasonably attributable to leasehold improvements paid for by Tenant, Tenant's business interruption and Tenant's property in the Leased Premises, such allocation to be made, however, only after Landlord shall have recouped in full its costs to construct and improve the property taken. The Tenant hereby expressly waives any right or claim to any part of any such award except as expressly permitted above. Although all damages in the event of any condemnation are to belong to the Landlord (except as provided above) whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment from the Leased Premises.


                                  ARTICLE XVII
                                DEFAULT OF TENANT

Section 17.01  Events of Default.

         Upon the happening of one or more of the events set forth below in (a) to (i), inclusive (any of which is referred to hereinafter as an "Event of Default"), the Landlord shall have any and all rights and remedies hereinafter set forth:

         (a) In the event Tenant should fail to pay any one or more of said monthly installments of annual rent, percentage rent (if applicable), any other stuns required to be paid hereunder as additional rent, or any payment with respect to the Loan, within five business (5) days after Tenant'? receipt of written notice from Landlord of such failure;

         (b) In the event Tenant shall fail to open the Leased Premises for business within forty-five (45) days after receiving notice from Landlord that the Leased Premises are ready for occupancy;

         (c) In the event a petition in bankruptcy under any present or future bankruptcy laws (including but not limited to reorganization proceedings) be filed by or against the Tenant and such petition is not dismissed within thirty
(30) days from the filing thereof, or in the event Tenant is adjudged a bankrupt;

         (d) In the event an assignment for the benefit of creditors is made by Tenant;

         (e) In the event of an appointment by any court of a receiver or other court officer of Tenant's property and such receivership is not dismissed within thirty (30) days from such appointment;

         (f) In the event Tenant removes, attempts to remove, or permits to be removed from the Leased Premises, except in the usual course of trade or replacement purposes or to allow for a change in the conduct of Tenant's business, the equipment, machinery, fixtures, furniture, effects or other property of the Tenant brought thereon and subject to Landlord's statutory lien;

         (g) In the event Tenant, before the expiration of the term of this Lease, and without the written consent of the Landlord, vacates the Leased Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased, or ceases to use the Leases Premises for the purposes herein contained;

         (h) In the event an execution or other legal process is levied upon the goods, furniture, equipment, fixtures, effects or other property of Tenant brought on the Leased Premises, or upon the interest of Tenant in this Lease, and the same is not satisfied or dismissed within ten (10) days from such levy;

         (i) In the event Tenant fails to maintain the pledge of collateral, letter of credit or other security for this Lease or the Loan in strict compliance with the requirements of Section 20.14 below or otherwise breaches any of the terms of the Collateral Pledge and Assignment Agreement of even date between Landlord and Tenant; or

         (j) In the event Tenant violates any other term, condition covenant, rules or regulations herein on the part of Tenant to be performed, and fails to remedy the same within fifteen (15) days after written notice thereof is given by Landlord to Tenant unless the nature of such default is that it cannot reasonably be cured within such period, in which case Tenant shall have such period (in no event to exceed sixty (60) days) as is reasonably necessary to cure such default, so long as Tenant shall commence curative efforts immediately upon receipt of notice and diligently pursue same to completion.

Section 17.02  Remedies of Landlord.

         (a) If any Event of Default occurs, the Landlord shall have the right, at the option of Landlord, to terminate this Lease upon sixty (60) days written notice to Tenant, and to thereupon re-enter and take possession of the Leased Premises. If any Event of Default occurs, Landlord shall have the right, at its option, from time to time, without terminating this Lease, to reenter and relet the Leased Premises, or any part thereof, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such reletting shall be applied first to the expenses of such reletting and collection including but not limited to, necessary renovation and alterations of the Leased Premises, reasonable attorney's fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord's option, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise, or (ii) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter and relet in any event. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of said Leased Premises in excess of the rent provided in this Lease.

         (b) If any Event of Default occurs, the Landlord shall have the right, at its option, to declare all rent (or any portion thereof) for the entire remaining term, and other indebtedness owing by Tenant to Landlord, if any, immediately due and payable without regard to whether possession of the Leased Premises shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgment therefor.

         (c) If any Event of Default occurs, the Landlord, In addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant's property from the Leased Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and the Tenant hereby waives any and all claim against Landlord for loss. destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

         (d) No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such reentry, or guilty of trespass or forcible entry.

         (e) Any rent which may be due Landlord, whether by acceleration or otherwise, as herein provided in this Article, shall include annual rent and any other rents, costs and expenses denominated as additional rent in this Lease.

         (f) In the event Tenant remains in possession of the Leased Premises after the expiration of the tenancy created hereunder, and without the execution of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Leased Premise as a tenant at sufferance at n monthly rental equal to two (2) times the annual rent payable during the last month of the lease term. In addition to the annual rent, Tenant shall pay, without diminution, all percentage rent (if any) and other additional rent, as required by this Lease, and such tenancy shall be subject to all the other conditions, provisions and obligations of this Lease.

         (g) It is expressly agreed that the forbearance on the part of the Landlord in the institution of any suit or entry of judgment for any part of the rent herein reserved to the Landlord, including but not limited to any unliquidated percentage rent then due, shall in no wise serve as a defense against nor prejudice a subsequent action for such rent. The Tenant hereby expressly waives Tenant's right to claim a merger or waiver of such subsequent action In any previous suit or in the judgment entered therein. Furthermore, it is expressly agreed that claims for liquidated annual rent and those for any unliquidated percentage rent (if any) may be regarded by the Landlord, if it so elects, as separate and independent claims capable of being separately assigned.

         (h) Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect.

Section 17.03  Waiver.

         The waiver by Landlord of any default of any term, condition or covenant herein contained shall not be a waiver of such term, condition or covenant, or any subsequent default of the same or any other term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. The receipt of rent after default or condition broken, or delay on the part of Landlord to enforce any right hereunder, shall not be deemed a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, or a waiver of the right of of Landlord to annul this Lease or to re-enter the Leased Premises or to relet same.

Section 17.04  Legal Expenses.

         In the event that it shall become necessary for either party to employ the services of an attorney to interpret or enforce any of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of the other party to be kept or performed, regardless of whether suit be brought, the losing party shall pay to the prevailing party such reasonable fee as shall be charged by the prevailing party's attorney for such services. Should suit be brought for the recovery of possession of the Leased Premises, or for rent or any other sum due Landlord under this Lease, or be either party because of the default of any covenants under this Lease, the losing party shall pay to the prevailing party all costs and expenses of such suit and any appeal thereof or post-judgment proceedings in connection therewith, including a reasonable attorney's fee.


                                  ARTICLE XVIII
                               ACCESS BY LANDLORD

Section 16.01  Right of Entry.

         Landlord and Landlord's agents shall have the right to enter the Leased Premises at all reasonable times to examine the same, and to show them to prospective purchasers, mortgagees or tenants of the building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be Allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no manner abate while said repairs, alterations, improvements, or additions are being made unless Tenant is prevented from operating in the Leased Premises in whole~or in part, in which event annual rent shall be proportionately abated during said period. Notwithstanding the foregoing, Landlord shall use its best efforts not to interfere with Tenant's conduct of business at the Leased Premises. If Tenant shall not be personally present to open and permit entry into the Leased Premises, at any time, when for any reason an entry therein shall be necessary to address an emergency situation, Landlord or Landlord's agents may enter the same without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE XIX
                               LANDLORD'S COVENANT

Section 19.01  Quiet Enjoyment.

         Upon payment by the Tenant of the rents and other charges herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

Section 19.02  Zoning; Soil Bearing.

         Landlord represents, warrants and covenants to and with Tenant that, under present laws and regulations, the use of the Leased Premises as an outpatient cancer treatment center is permitted by all applicable zoning codes and ordinances. Landlord further represents, warrants and covenants that the site can bear the load of the contemplated improvements or, if it cannot, Landlord will provide sufficient load bearing capacity at its sole cost and expense.


                                   ARTICLE XX
                                  MISCELLANEOUS

Section 20.01  Accord and Satisfaction.

         No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated to be paid shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided herein or by law.

Section 20.02  Entire Agreement.

         This lease and the Exhibits attached hereto and forming a part thereof as if fully set forth herein, constitute all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and the Building and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. Neither Landlord nor Landlord's agents have made nor shall be bound to any representations with respect to the Leased Premises or the Building except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease Agreement. Except as herein otherwise provided, no subsequent alteration, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

Section 20.03  Notices.

         (a) Any notice by Tenant to Landlord must be served by certified mail return requested, addressed to Landlord at the address first hereinabove given or at such other address as Landlord may designate by written notice. Tenant shall also provide copies of any notice given to Landlord to such mortgagees, agents or attorneys of Landlord as Landlord may direct.

         (b) After commencement of the term hereof any notice by Landlord to Tenant shall be served by certified mail, return receipt requested, addressed to Tenant at the Leased Premises or at such other address as Tenant shall designate by written notice, or by delivery by Landlord to the Leased Premises or to such other address. Prior to the commencement of the term hereof such notice may be given by Landlord by such mail or by delivery at the following address:

         University Radiotherapy Associates, Ltd.
         Suite 316, New Town Corporate Center
         4491 South State Road 7
         Ft. Lauderdale, Florida 33314
         Attn: Ken Scott

         (c) All notices given hereunder shall be in writing, and shall be effective and deemed to have been given only upon receipt by the party to which notice is being given, said receipt being deemed to have occurred upon hand delivery or posting, or upon such date as the postal authorities shall show the notice to have been delivered, refused, or undeliverable, as evidenced by the return receipt. Notwithstanding any other provision hereof, Landlord shall also have the right to give notice to Tenant in any other manner provided by law.

Section 20.04  Successors.

         All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, legal representatives, and permitted successors and assigns of the said parties; and if there shall be more than one person or party constituting the Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided herein. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease

(unless same would adversely affect Tenant's rights hereunder) and, in the event Landlord sells its interest in the Building and the purchaser assumes Landlord's obligations and covenants, Landlord shall thereupon be relieved of all further obligations hereunder.

Section 20.05  Captions and Section Numbers.

         The captions, section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

Section 20.06  Brokers Commission.

         The Tenant represents and warrants to Landlord that it has dealt with no real estate broker, agent, salesperson or finder in connection with this Lease or the Leased Premises, other than CMA Marketing, Inc., and the commission to said broker shall be borne by Landlord. Notwithstanding the foregoing, Tenant agrees to indemnify, defend and save the Landlord harmless from all liabilities arising from claims by any real estate broker or agent claiming through Tenant other than CMA Marketing, Inc. Such indemnity of Tenant shall include, without limitation, all of attorneys' fees incurred in connection therewith.

Section 20.07  Partial Invalidity.

         If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 20.08  Estoppel Certificate.

         Landlord and Tenant agree that each will, at any time and from time to time, within ten (10) days following written notice by the other party hereto specifying that it is given pursuant to this Section, execute, acknowledge and deliver to the party who gave such notice, or its designata, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect and stating the modifications), and the date to which the annual rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not there are defenses or offsets claimed by the maker of the certificate and whether or not to the best of knowledge of the signer of such certificate the other party is in default in performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which the maker may have knowledge and if requested, such financial information concerning Tenant and Tenants business operations (and the Guarantor of this Lease, if this Lease be guaranteed) as may be reasonably requested by any Mortgagee or prospective mortgagee or purchaser. The failure of either party to execute, acknowledge and deliver to the other a statement in accordance with the provisions of this Section within said ten (10) business day period shall constitute an acknowledgment, by the party given such notice, which may be relied on by any person holding or proposing to acquire an interest in the Building or any party thereof or the Leased Premises or this Lease from or through the other party, that this Lease is unmodified and in full force and effect and that such rents have been duly and fully paid to and including the respective due dates immediately preceding the date of such notice and shall constitute, as to any person entitled as aforesaid to rely upon such statements, waiver of any defaults which may exist prior to the date of such notice; provided, however that nothing contained in the provisions of this Section shall constitute waiver by Landlord of any default in payment of rent or other charges existing as of the date of such notice and, unless expressly consented to in writing by Landlord, and Tenant shall still remain liable for the same.

Section 20.09  Submission to Condominium.

         Tenant acknowledges and agrees that the Building may at any time during the term hereof be submitted to condominium ownership, and that such submission shall not constitute a default of Landlord under this Lease or in any manner release Tenant from any payment or obligation under this Lease. Tenant further agrees to accept performance of all or certain of the duties of Landlord herein by the condominium association having jurisdiction of the Building, and to abide by all restrictions, limitations and conditions imposed by such condominium association or the articles of incorporation, by-laws, or rules and regulations thereof; provided however, that the Leased Premises shall at all times during the term hereof be usable for the permitted uses of Tenant hereunder and upon the terms and conditions set forth herein.

Section 20.10  Recording.

         Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord.

Section 20.11  Liability of Landlord.

         Tenant shall look solely to the estate and property of the Landlord in the Building for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Landlord in the event of any default by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies and rights under this Lease.

Section 20.12  Arbitration.

         The parties hereto agree to submit any disputes arising hereunder to binding arbitration in Florida, by a single arbitrator mutually selected by Landlord and Tenant, absent agreement, by a single arbitrator selected by agreement of two independent parties, one chosen by Landlord and the other chosen by The Florida Arbitration Code shall govern all such proceedings.

Section 20.13  Time of Essence.

         Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 20.14  Lease Guarantee and Construction Loan Guarantee.

         (a) LEASE GUARANTEE. Simultaneously with the execution and delivery hereof, Tenant shall pledge and deliver to Landlord collateral to secure its obligations hereunder in an amount not less than $250,000 pursuant to a Collateral Pledge and Assignment Agreement in the form of Exhibit "E" hereto. Landlord agrees that collateral comprised of personal recourse investor notes from the limited partners of the Tenant shall be an acceptable form of collateral so long as the form and substance of such notes are substantially as set forth in Exhibit "F" hereto. Tenant shall further have the right to replace any collateral delivered hereunder with substitute collateral (such as a letter of credit, certificates of deposit or the like) in form, and from a source, acceptable to Landlord in its discretion. The lease guarantee shall be maintained throughout the term of this Lease, and Tenant acknowledges and agrees that any failure to maintain the collateral required hereby in strict accordance with the provisions hereof and of the Collateral Pledge and Assignment Agreement shall, at the option of Landlord, constitute an event of default hereunder.

         (b) CONSTRUCTION LOAN GUARANTEE. Simultaneously with the execution and delivery of a construction agreement for improvement of the Leased Premises, Tenant shall pledge and deliver to Landlord additional collateral of the same type or types as described in the preceding subparagraph (a) in an amount equal to the principal amount of the Loan as finally established in accordance with the provisions of Section 4.03 above. The amount of collateral pledged pursuant to this subparagraph (b) shall be decreased during the term of the Lease as Loan repayments are made, such that the principal amount of such collateral remains equal to the outstanding principal amount of the Loan.

Section 20.15  Joint and Several Liability.

         In the event that more than one person or entity shall execute this Lease as "Tenant", each such party expressly agrees that its liabilities and obligations hereunder shall be joint and several.

Section 20.16  Not an Offer.

         This Lease shall not be binding on Landlord for any purpose or in any way until executed by Landlord, nor shall it constitute an offer from Landlord to Tenant; rather, upon execution by Tenant, this Lease shall constitute an open offer by Tenant to Landlord acceptable only by Landlord's execution and delivery of a fully signed Lease to Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, or have caused the same to be executed as of the day and year first above written.

                                           LANDLORD:

Signed, sealed and delivered
in the presence of:                        ANTONELLI AND BOINIS
                                           ASSOCIATES LIMITED
                                           PARTNERSHIP, a Florida Limited
                                           Partnership



/s/                                         By: /s/ Peter Paul Boinis
------------------------------                 ---------------------------------
                                                Peter Paul Boinis,
                                                Managing Partner


------------------------------
(As to Landlord)

                                                  TENANT:

                                                  UNIVERSITY RADIOTHERAPY
                                                  ASSOCIATES, LTD., a Florida
                                                  Limited Partnership

                                                  By: CTI of West Broward, Inc.,
                                                      General Partner


/s/                                               By: /s/ Kenneth L. Scott
-------------------------------                       --------------------------

/s/                                               Its: President
-------------------------------                        -------------------------
(As to Tenant)

                                                  By: West Broward Oncology
                                                      Services, Inc., a Florida
                                                      corporation, General
                                                      Partner



/s/                                               By: /s/
-------------------------------                      ---------------------------

/s/                                               Its: President
-------------------------------                        -------------------------
(As to Tenant)

                   FIRST ADDENDUM TO STANDARD LEASE AGREEMENT
                          DATED AS OF NOVEMBER 28, 1989
                                     BETWEEN
        ANTONELLI AND BOINIS ASSOCIATES LIMITED PARTNERSHIP ("Landlord")
                                       AND
               UNIVERSITY RADIOTHERAPY ASSOCIATES, LTD. ("Tenant")


         THIS FIRST ADDENDUM is made and entered into as of the 25th day of May, 1990 between Landlord and Tenant for purposes of modifying and amending the above-referenced lease (the "Original Lease" hereinafter, the Original Lease as modified and amended by this First Addendum, shall be referred to as the "Lease").

         1. All initially capitalized terms used herein and not otherwise defined shall have the meanings given them in the Lease.

         2. Section 1.04(c) of the Original Lease is hereby modified and amended to delete the existing provisions in their entirety, and substitute the following subsection (c) in lieu thereof:

         (c) Landlord shall, within twenty (20) days after its receipt of a draw request jointly signed by Tenant and its general contractor and accompanied by appropriate partial releases, fund such draw requests by cashier's check payable to such payee as Tenant may direct. Notwithstanding the forgoing, (i) aggregate disbursements funded by Landlord shall in no event exceed the Allowance, (ii) draw requests shall be submitted no more frequently than monthly, (iii) draw requests shall be made on the basis of work in place and materials properly stored on site (except specially ordered items), and (iv) draw requests shall be subject to ten percent retainage. In the event of any failure by Landlord to fund any draw request properly presented hereunder within the time frame required (time being of the essence hereof), Tenant may demand that Landlord, within five (5) business days after receipt of such demand, deposit the remaining balance of the Allowance in an escrow account with Tenant's attorney, from which all future disbursements shall be made in accordance with draw requests jointly signed by Landlord and Tenant and accompanied by appropriate partial releases. Landlord shall bear all fees and expenses of establishing and maintaining such escrow. Draws from any such escrow account shall further be subject to the provisions set forth in clauses (i) through
         (iv), inclusive, above. In the event that Landlord fails to honor Tenant's demand to deposit the balance of the Allowance into the escrow account within the time frame required (time being of the essence as to this provision), Tenant shall have the right and option to terminate the Lease immediately with no further obligations on its part and/or to pursue such other remedies as may be available under the Lease, at law or in equity.

         3. Tenant hereby agrees to release Landlord from any and all obligations to make the Loan described in Section 4.03 of the Lease. Consequently Landlord and Tenant agree that said Section 4.03 is hereby declared null and void and deleted in its entirety.

         4. Except as expressly modified and amended by the provisions of this First Addendum, all terms and provisions of the Original Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this First Addendum to be duly executed as of the day and year first above written.

                                    LANDLORD:

                                    ANTONELLI AND BOINIS ASSOCIATES
                                    LIMITED PARTNERSHIP


                                    By: /s/ Peter Boinis
                                       -----------------------------------------
                                    Peter Boinis
                                    Managing General Partner

                                    TENANT:

                                    UNIVERSITY RADIOTHERAPY ASSOCIATES,
                                    LTD., a Florida limited partnership


                                    By:  CTI of Broward, Inc., General  Partner

                                         By:  /s/ Kenneth L. Scott
                                            ------------------------------------

                                              Its:   President
                                                  ------------------------------

                                         By:  West Broward Oncology Services,
                                              Inc., General Partner


                                         By: /s/
                                            ------------------------------------

                                         Its:
                                             -----------------------------------

                               ASSIGNMENT OF LEASE

         THIS AGREEMENT (this "Agreement") is made and entered into as of August 26, 1994, by and between ANTONELLI AND BOINIS ASSOCIATES LIMITED PARTNERSHIP, a Florida limited partnership, now known as BOINIS ASSOCIATES, LTD. ("Lessor"), CTI OF WEST BROWARD, INC., a Florida corporation, successor to University Radiotherapy Associates, Ltd. ("Assignor"), and CORAL SPRINGS RADIATION THERAPY REGIONAL CENTER, INC., a Florida corporation ("Assignee").

                                BACKGROUND FACTS

         A. Assignor is the tenant and Lessor is the landlord pursuant to that certain Lease Agreement dated November 28, 1989 (as amended, the "Lease"), relating to suite number 101 (the "Premises") within building number 2101 within a project commonly known as "The Center For Medical Arts" located at Riverside Drive in Coral springs, Florida. Assignor's obligations have been partially secured by certain promissory notes (collectively, the "Notes") delivered by certain individuals (collectively, the "Makers") on Assignor's behalf.

         B. Assignor desires to assign the tenant's interest under the Lease to Assignee and Assignee desires to assume and be bound by the terms and conditions of the Lease.

         C. Assignor and Assignee desire that Lessor consent to the assignment of the Lease pursuant to the terms and conditions of this Agreement.

                              TERMS AND CONDITIONS

         In consideration of the mutual promises and covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. BACKGROUND FACTS. The above Background Facts are true and correct and made a part of this Agreement.

         2. ASSIGNMENT. Assignor hereby assigns, sets over and transfers to Assignee all of its rights, title and interest as tenant under the Lease.

         3. RATIFICATION OF LEASE. All of the terms, covenants and conditions of the Lease are hereby ratified and reaffirmed by all parties to this Agreement.

         4. ACCEPTANCE. Assignee hereby accepts the assignment of the tenant's interest under the Lease and hereby assumes and agrees to be bound by all of its terms and conditions, a copy of which has been read, received and reviewed by Assignee. Assignee further agrees and acknowledges having examined the Premises and the condition of the Premises and agrees to accept possession of the Premises in "As-Is" condition.

         5. RELEASE OF ASSIGNOR AND MAKERS. In consideration of the payment to Lessor of the sum of $25,000 simultaneously with the execution hereof, Lessor hereby releases (i) Assignor and its predecessor, University, from all liability and obligations under the Lease and (ii) Makers, from all liability and obligations under the Notes.

         6. WAIVER. Assignor, Assignee and Lessor hereby stipulate and agree that they have no claims or actions against each other under the Lease or otherwise as of the date hereof, and that, as of the date hereof (except as to any Lease obligations for periods from and after the date hereof), there is no default or breach under the Lease on the part of Assignor or Lessor which has not been waived.

         7. LESSOR'S CONSENT. Lessor does hereby consent to the assignment of the Lease to Assignee. The consent granted hereunder shall not constitute the agreement of Lessor to consent to any future assignments or transfers of the Lease nor shall it be deemed to be a waiver of the prohibition contained in the Lease against assignment or transfer. In the event Lessor executes this Agreement prior to execution thereof by Assignee and Assignor, it is understood that Lessor's execution shall not be deemed to be effective until Assignor and Assignee shall have both executed this Agreement, and Lessor is provided with a fully executed original on or before 12 noon on August 29, 1994.

         8. OTHER CONDITIONS. Assignor and Assignee hereby release Lessor, its agents, officers, directors, successors, and assigns, of and from any and all claims whatsoever, in law or in equity, which they have or may have arising prior to the effective date of this Agreement. Moreover, Assignor hereby represents to Lessor, as a condition to the effectiveness of the release provided in Section 5 of this Agreement, that Makers have no rights or claims of any nature or kind against Lessor, and Assignor hereby indemnifies and holds Lessor harmless from and against the same, including, but not limited to, all reasonable attorneys fees and court costs incurred by Lessor in defending against the same.

         9. LETTER OF CREDIT. As a condition to the entry into this Agreement, Assignee is simultaneously causing the delivery to Lessor of an original, unconditional and irrevocable Letter of Credit, in form and content satisfactory to Lessor, in its sole discretion (the "Letter of Credit"), issued by NationsBank of Florida, N.A. (the "Bank") in the original amount of $300,000, which shall serve as security for the performance of Assignee's obligations under the Lease. In the event of any default by Assignee under the Lease beyond any applicable grace or cure period, Lessor, without further notice to or demand upon

Assignee, shall have the right to draw upon all or any portion of the funds evidenced by the Letter of Credit in amounts representing all or any portion of amounts then owing to Lessor under the Lease. In the event that (i) Lessor receives written notice from the Bank that the Letter of Credit shall not be renewed in the full amount thereof, (ii) there is for any other reason less than 30 days remaining prior to the then expiration date of the Letter of Credit or
(iii) Lessor, in its reasonable judgment, determines that the financial ability of the Bank to fund under the Letter of Credit is in question, then, and in any of such events, Lessor shall have the right to draw down the full amount of the Letter of Credit and hold the proceeds thereof as a cash security deposit by Assignee under the Lease, with the same rights to draw down upon the same as were previously enjoyed with respect to the Letter of Credit itself. The Letter of Credit, or such cash security deposit, or such portions of either as may then be remaining, shall be returned to Assignee only upon the expiration or earlier termination of the Lease, but then only after all amounts which are owing or which could become owing to Lessor under the Lease have been fully paid therefrom to Lessor. Wherever the term "Letter of Credit" is used above, it shall be deemed to refer to the original Letter of Credit delivered simultaneously with the execution of this Agreement and each substitute thereof (whether substitution occurs on account of renewals, reductions after draws have been made or otherwise).

         10. Miscellaneous. This Agreement represents the entire agreement between the parties and may only be changed by another instrument, in writing, executed by the party intended to be bound. This Agreement shall be governed and interpreted by and in accordance with the laws of the State of Florida. In the event of any litigation arising out of any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees incurred, including those incurred on any appeal.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Witnesses:                                     LESSOR:

                                               BOINIS ASSOCIATES, LTD., a
                                               Florida limited partnership


/s/ Maria J. Indesco                           By:  /s/ Peter Paul Boinis
-----------------------------                    -------------------------------
                                               Name: Peter Paul Boinis
                                                    ----------------------------
                                                    its general partner
-----------------------------

                                               ASSIGNOR:

                                               CTI OF WEST BROWARD, INC., a
                                               Florida corporation


/s/ Morris M. Fox                              By: /s/ U. Klamm
---------------------------                       ------------------------------

/s/ G. David Schiering                         Name: U. Klamm
---------------------------                         ----------------------------

                                               Title: President
                                                     ---------------------------

                                               ASSIGNEE:

                                               CORAL SPRINGS RADIATION
                                               THERAPY REGIONAL CENTER, INC.,
                                               a Florida corporation


/s/ Morris M. Fox                              By: /s/ P. Blitzer
---------------------------                       ------------------------------

/s/ G. David Schiering                         Name: P. Blitzer
---------------------------                         ----------------------------

                                               Title: Vice President
                                                     ---------------------------